UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 16, 2005
                                                -----------------------

                              VIPER NETWORKS, INC.
-----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


         Utah                      000-32939             87-0410279
(State of Incorporation)     (Commission File No.)     (IRS Employer
                                                    Identification No.)


              10373 Roselle Street, Suite 170, San Diego, CA 92121
                     (Address of Principal Executive Office)


Registrant's telephone number including area code: (858) 452-8737


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

Item 8.01       Other Events.

Viper Networks, Inc. (the "Company") previously announced that it had entered into an agreement with Cybertel Communications ("Cybertel") to supply the United States military with the Company's VoIP products and services. On March 11, 2005, the Company received its first significant stocking order pursuant to this agreement, with an initial purchase of 1,000 vPhones.

The terms of the agreement provide for Cybertel to market the Company's vPhone under the name of Cphone and provide sales and support through the military exchange program around the world.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.     Press Release dated November 30, 2004

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VIPER NETWORKS, INC.


Dated: March 15, 2005           By:/s/ Jason Sunstein
                                  -----------------------------------
                                  Jason Sunstein
                                  Vice President Finance and Secretary

                                                                      Exhibit 99

November 30, 2004

          Viper Networks Signs Agreement with Cybertel Communications to Supply Military Exchanges

SAN DIEGO --(Business Wire)-- Nov. 30, 2004 -- Viper Networks, Inc. (OTC:VPER) announced today that after several months of negotiations it has signed an agreement with Cybertel Communications (www.cybertelcorp.com), a San Diego, California-based communications provider, for the sale of Viper Networks' products and services through the company's worldwide network of military exchange stores.

Cybertel Chief Executive Officer, Richard Mangiarelli, Colonel USMC, Ret., commented, "There are 2.5 million Soldiers, Sailors, Marines and Airmen wearing the uniform of our Armed Services with approximately 25% of these brave warriors serving outside the continental United States. One of the biggest morale boosters these brave young men and women have is the ability to talk to family and friends back home, especially those in war zones like Iraq, fighting the war on terrorism. We will be able to make this tremendous service available to every one in uniform at extremely reasonable rates through Viper's global VoIP network. We hope to have the products on the shelves of every Military Exchange throughout the world in short order."

Cybertel Communications has been serving service members since 1996 with VoIP and traditional telephone services. Cybertel currently provides telecommunication services for the Marine Corps Reserve Association, the Tailhook Association and the Association of Naval Aviation.

Viper Networks Chief Executive Officer, Ron Weaver, commented, "The agreement with Cybertel Communications will enable Viper Networks to serve the men and women in the armed forces around the world with our products and services at their local base exchange. Cybertel Communications will give our military cost-effective and crystal clear communications utilizing Viper Networks products regardless of where they are stationed with product kiosks, in-store activation and remote account refills." Weaver continued, "It is especially important to the Company that during the holiday season our nation's military personnel will be able to call friends and family back home whenever they want to at a fraction of the normal cost over our dedicated network."

About Viper Networks Inc.

Viper Networks, Inc. has built "Your Internet Phone Company" by refining technology and expanding its state-of-the-art global VoIP (Voice over Internet Protocol) network that allows calls to be placed to any phone in the world at substantial savings using your existing Dial-up or Broadband Internet connection, and receive calls through a unique IP- PSTN switching network. Viper Networks is a publicly traded Utah corporation with headquarters in San Diego, California.

For   more    information    about   Viper   Networks    Inc.,    please   visit
www.vipernetworks.com.